EXHIBIT 99.1
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                               NEWS RELEASE


                                 LANDAUER


                           For Immediate Release

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              LANDAUER, INC.  DECLARES REGULAR CASH DIVIDEND


For Further Information Contact:
      Jonathon M. Singer
      Senior Vice President, Treasurer & CFO
      708-441-8311

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      GLENWOOD, ILLINOIS, MAY 30, 2008 - LANDAUER, INC. (NYSE: LDR) announced today that its Board of Directors declared a regular quarterly cash dividend of $0.50 per share for the third quarter of fiscal 2008. The dividend will be paid on July 3, 2008, to shareholders of record on June 13, 2008.






ABOUT LANDAUER

Landauer is the leading provider of analytical services to determine occupational and environmental radiation exposure. For more than 50 years, the Company has provided complete radiation dosimetry services to hospitals, medical and dental offices, universities, national laboratories, and other industries in which radiation poses a potential threat to employees. Landauer's services include the manufacture of various types of radiation detection monitors, the distribution and collection of the monitors to and from clients, and the analysis and reporting of exposure findings.




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       Landauer, Inc. 2 Science Road  Glenwood, Illinois 60425-1586
    Telephone:  708.755.7000     Fax: 708.755.7011     landauerinc.com